EXHIBIT 23.3
                                                                    ------------






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 4, 2004, except for Note 14, as to which the date is June 7, 2004, relating to the consolidated financial statements and schedule of Salon Media Group, Inc., which appears in the 2004 Annual Report to Shareholders of Salon Media Group, Inc. on Form 10-K for the year ended March 31, 2004.




/s/ Burr, Pilger & Mayer LLP

San Francisco, California
January 12, 2005